EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of SYSCO Corporation and its subsidiaries ("the Company") and SYSCO International, Co. for the registration of $200,000,000 of the Company's Debt Securities and to the incorporation by reference therein of our report dated July 31, 2002, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended June 29, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Houston, Texas
October 30, 2002

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